Exhibit 99.1

NEWS RELEASE

Investors:	Media:
Jason Korstange	Mark Goldman
(952) 745-2755	(952) 475-7050

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Quarterly Net Income of $39.9 Million, or 24 Cents Per Share, Up 8 Cents, or 50 Percent, from the First Quarter of 2013

FIRST QUARTER HIGHLIGHTS

-       Revenue of $304.7 million, up 4.4 percent from the first quarter of 2013

-       Provision for credit losses of $14.5 million, down 62.2 percent from the first quarter of 2013

-       Non-accrual loans and leases of $266.7 million, down 22.3 percent from the first quarter of 2013

-       Loan and lease originations increased $422.2 million, or 15.5 percent, from the first quarter of 2013

-       Average deposits increased $483.9 million, or 3.4 percent, from the first quarter of 2013

Summary of Financial Results					Table 1
(Dollars in thousands, except per-share data)				Percent Change
	1Q	4Q	1Q	1Q14 vs	1Q14 vs
	2014	2013	2013	4Q13	1Q13
Net income	$39,910	$35,148	$25,450	13.5%	56.8%
Net interest income	201,274	201,862	199,091	(.3)	1.1
Diluted earnings per common share	.24	.22	.16	9.1	50.0

Financial Ratios (1)
Pre-tax pre-provision return on average assets (2)	1.88%	1.90%	1.92%
Return on average assets	1.00	.90	.70
Return on average common equity	9.35	8.39	6.36
Return on average tangible common equity (3)	10.89	9.83	7.60
Net interest margin	4.66	4.67	4.72
Net charge-offs as a percentage of average loans and leases	.43	.76	1.06

(1)              Annualized.

(2)              Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(3)              See “Reconciliation of GAAP to Non-GAAP Financial Measures” table.

WAYZATA, MN, April 22, 2014 – TCF Financial Corporation (“TCF” or the “Company”) (NYSE: TCB) today reported net income of $39.9 million for the first quarter of 2014, compared with net income of $25.5 million for the first quarter of 2013, and net income of $35.1 million for the fourth quarter of 2013. Diluted earnings per common share was 24 cents for the first quarter of 2014, compared with 16 cents for the first quarter of 2013, and 22 cents for the fourth quarter of 2013.

Chairman’s Statement

“TCF continued its momentum into the first quarter with return on average assets returning to 1.00 percent for the first time since the second quarter of 2010,” said William A. Cooper, Chairman and Chief Executive Officer.

“TCF’s first quarter results were positively impacted by the continuation of several key trends. Strong loan and lease originations and core deposit growth, decreased provision through continued credit quality improvement, and an industry-leading net interest margin more than offset the seasonal decline in banking fee revenue. In addition, TCF executed a significant expense reduction and efficiency initiative by completing the consolidation of 46 branches across our footprint late in the first quarter. As we continue to execute on our strategies and take advantage of opportunities, I believe we are well positioned to achieve strong returns for our stockholders.”

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Revenue

Total Revenue					Table 2
				Percent Change
	1Q	4Q	1Q	1Q14 vs	1Q14 vs
(Dollars in thousands)	2014	2013	2013	4Q13	1Q13
Net interest income	$201,274	$201,862	$199,091	(.3)%	1.1%
Fees and other revenue:
Fees and service charges	36,619	43,254	39,323	(15.3)	(6.9)
Card revenue	12,250	13,066	12,417	(6.2)	(1.3)
ATM revenue	5,319	5,382	5,505	(1.2)	(3.4)
Total banking fees	54,188	61,702	57,245	(12.2)	(5.3)
Leasing and equipment finance	22,288	23,624	16,460	(5.7)	35.4
Gains on sales of auto loans, net	8,470	7,278	7,146	16.4	18.5
Gains on sales of consumer real estate loans, net	11,706	5,345	8,126	119.0	44.1
Other	6,381	6,419	3,726	(0.6)	71.3
Total fees and other revenue	103,033	104,368	92,703	(1.3)	11.1
Subtotal	304,307	306,230	291,794	(.6)	4.3
Gains on securities, net	374	1,044	-	(64.2)	N.M.
Total revenue	$304,681	$307,274	$291,794	(.8)	4.4

Net interest margin (1)	4.66%	4.67%	4.72%
Fees and other revenue as a % of total revenue	33.82	33.97	31.77

N.M. Not meaningful. (1) Annualized.

Net Interest Income

•                 Net interest income for the first quarter of 2014 increased $2.2 million, or 1.1 percent, compared with the first quarter of 2013 and remained relatively flat compared to the fourth quarter of 2013. The increase from the first quarter of 2013 was driven by higher average loan balances in the auto finance and inventory finance businesses as well as decreased rates on various deposit products. This increase was partially offset by downward pressure on yields across the lending businesses in this increasingly competitive low interest rate environment as well as lower average balances of consumer real estate and higher yielding commercial fixed-rate loans due to run-off exceeding originations.

•                 Net interest margin in the first quarter of 2014 was 4.66 percent, compared with 4.72 percent in the first quarter of 2013 and remained relatively flat compared to the fourth quarter of 2013. The decrease from the first quarter of 2013 was primarily due to downward pressure on origination yields in the leasing and equipment finance and consumer businesses due to the increasingly competitive low interest rate environment as well as a shift in commercial real estate from higher yielding fixed-rate loans to lower yielding variable-rate loans due to marketplace demand.

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Non-interest Income

•                 Fees and service charges in the first quarter of 2014 were $36.6 million, down $2.7 million, or 6.9 percent, from the first quarter of 2013 and down $6.6 million or 15.3 percent, from the fourth quarter of 2013. The decrease from the first quarter of 2013 was primarily due to lower transaction activity, which was negatively impacted by the harsh winter weather experienced across the bank’s footprint, and by higher average checking account balances per customer, partially offset by a larger account base. The decrease from the fourth quarter of 2013 was primarily due to seasonality resulting in a decline in transaction activity, which was negatively impacted by the adverse weather as mentioned above, and by an increase in average checking account balances per customer.

•                 Leasing and equipment finance revenue was $22.3 million during the first quarter of 2014, up $5.8 million, or 35.4 percent, from the first quarter of 2013 and down $1.3 million, or 5.7 percent, from the fourth quarter of 2013. The increase from the first quarter of 2013 and the decrease from the fourth quarter of 2013 were primarily due to customer-driven events impacting sales-type lease revenue.

•                 TCF sold $347.4 million, $279.2 million and $202.3 million of consumer real estate loans during the first quarters of 2014 and 2013, and the fourth quarter of 2013, respectively, resulting in net gains in the same respective periods.

•                 TCF sold $261.7 million, $179.8 million and $236 million of auto loans during the first quarters of 2014 and 2013, and the fourth quarter of 2013, respectively, resulting in net gains in the same respective periods.

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Loans and Leases

Period-End and Average Loans and Leases					Table 3
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q14 vs	1Q14 vs
	2014	2013	2013	4Q13	1Q13
Period-End:
Consumer real estate:
First mortgage lien	$3,668,245	$3,766,421	$4,136,823	(2.6)%	(11.3)%
Junior lien	2,407,286	2,572,905	2,281,843	(6.4)	5.5
Total consumer real estate	6,075,531	6,339,326	6,418,666	(4.2)	(5.3)
Commercial	3,136,421	3,148,352	3,334,716	(.4)	(5.9)
Leasing and equipment finance	3,456,759	3,428,755	3,185,234.8		8.5
Inventory finance	2,123,808	1,664,377	1,931,363	27.6	10.0
Auto finance	1,400,527	1,239,386	719,666	13.0	94.6
Other	22,550	26,743	23,701	(15.7)	(4.9)
Total	$16,215,596	$15,846,939	$15,613,346	2.3	3.9

Average:
Consumer real estate:
First mortgage lien	$3,719,961	$3,814,365	$4,187,057	(2.5)%	(11.2)%
Junior lien	2,607,851	2,597,817	2,369,369.4		10.1
Total consumer real estate	6,327,812	6,412,182	6,556,426	(1.3)	(3.5)
Commercial	3,122,066	3,088,524	3,345,780	1.1	(6.7)
Leasing and equipment finance	3,434,691	3,342,182	3,199,499	2.8	7.4
Inventory finance	1,862,745	1,734,286	1,686,364	7.4	10.5
Auto finance	1,327,232	1,157,586	670,096	14.7	98.1
Other	13,273	13,369	13,641	(.7)	(2.7)
Total	$16,087,819	$15,748,129	$15,471,806	2.2	4.0

•                 Loans and leases were $16.2 billion at March 31, 2014, an increase of $602.3 million, or 3.9 percent, compared with March 31, 2013 and an increase of $368.7 million, or 2.3 percent, compared with December 31, 2013. Average loans and leases were $16.1 billion for the first quarter of 2014, an increase of $616 million, or 4 percent, compared with the first quarter of 2013 and an increase of $339.7 million, or 2.2 percent, compared with the fourth quarter of 2013. The increases in both periods for the period-end and average loans and leases were primarily due to the continued growth of the auto finance portfolio as TCF expands the number of active dealers and sales force in its network and further penetrates existing territories, as well as an increase in the inventory finance portfolio. The increases from the first quarter of 2013 were also driven by an increase in leasing and equipment finance. These increases were partially offset by a decrease in total consumer real estate loans driven by run-off in the first mortgage real estate business and ongoing loan sales. The increases from the first quarter of 2013 were also partially offset by a decrease in commercial loans, primarily due to run-off exceeding new originations.

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•                 Loan and lease originations were $3.1 billion for the first quarter of 2014, an increase of $422.2 million, or 15.5 percent, compared with the first quarter of 2013 and an increase of $59.7 million, or 1.9 percent, compared with the fourth quarter of 2013. The increase from the first quarter of 2013 was due to the continued growth in auto finance and an increase in commercial and inventory finance originations as a result of an improving economic environment. The increase from the fourth quarter of 2013 was due to seasonality of inventory finance originations and the continued growth in auto finance.

Credit Quality

Credit Trends	Table 4

(Dollars in millions)

(At the Quarter Ended)	(At or for the Quarter Ended)

(1) Excludes acquired portfolios and non-accrual loans and leases.

•                 Non-accrual loans and leases were $266.7 million at March 31, 2014, a decrease of $76.7 million, or 22.3 percent, from March 31, 2013, and a decrease of $10.3 million, or 3.7 percent, from December 31, 2013. The decrease from both periods was primarily due to improving credit quality trends and continued efforts to actively work out problem loans in the commercial portfolio. The decrease from March 31, 2013 was further driven by fewer non-accrual consumer real estate loans as a result of improved credit quality, and the sale of $40.5 million of non-accrual loans during the second quarter of 2013. The reduction was partially offset by $48.6 million of delinquent

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loans being transferred to non-accrual status due to a change in the non-accrual policy for consumer real estate loans during the third quarter of 2013.

•                 Other real estate owned was $63.4 million at March 31, 2014, a decrease of $8.3 million from March 31, 2013 and a decrease of $5.4 million from December 31, 2013. The decrease from March 31, 2013 was primarily due to continued efforts to actively work out problem loans and fewer transfers from consumer real estate non-accrual loans and leases. The decrease from December 31, 2013 was primarily due to increased property sales from the consumer real estate portfolio.

•                 The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was .19 percent at March 31, 2014, down from .53 percent at March 31, 2013, and flat with December 31, 2013. The decrease from March 31, 2013 was primarily a result of reduced over 60-day delinquencies in the consumer real estate portfolio due to a change in the non-accrual policy for consumer real estate loans during the third quarter of 2013, which increased non-accrual loans and leases.

•                 Net charge-offs were $17.4 million for the first quarter of 2014, a decrease of $23.6 million from the first quarter of 2013 and a decrease of $12.7 million from the fourth quarter of 2013. The decrease from the first quarter of 2013 was primarily due to improved credit quality in the consumer real estate portfolio as home values improved and incident rates of default declined. The decrease from the fourth quarter of 2013 was driven by one previously reserved large commercial loan which was charged off during the fourth quarter of 2013 and continued improvement in consumer real estate credit quality. Consumer real estate net charge-offs decreased for the sixth consecutive quarter.

•                 Provision for credit losses was $14.5 million for the first quarter of 2014, a decrease of $23.9 million from the first quarter of 2013 and a decrease of $8.3 million from the fourth quarter of 2013. The decrease from the first quarter of 2013 was primarily due to decreased net charge-offs in the consumer real estate portfolio resulting from improved home values and a reduction in incidents of default. The decrease from the fourth quarter of 2013 was due to reduced reserve requirements in the commercial and consumer real estate portfolios as credit quality in those portfolios improved, and a reduction in net charge-offs.

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Deposits

Average Deposits					Table 5
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q14 vs	1Q14 vs
	2014	2013	2013	4Q13	1Q13
Checking	$5,016,118	$4,904,125	$4,784,945	2.3%	4.8%
Savings	6,142,950	6,217,662	6,114,219	(1.2)	.5
Money market	819,312	845,562	815,374	(3.1)	.5
Subtotal	11,978,380	11,967,349	11,714,538.1		2.3
Certificates of deposit	2,543,345	2,392,896	2,323,267	6.3	9.5
Total average deposits	$14,521,725	$14,360,245	$14,037,805	1.1	3.4

Average interest rate on deposits (1)	.22%	.23%	.28%

(1) Annualized.

•                 Total average deposits for the first quarter of 2014 increased $483.9 million, or 3.4 percent, from the first quarter of 2013 and increased $161.5 million, or 1.1 percent, from the fourth quarter of 2013. The increase from the first quarter of 2013 was primarily due to growth in the number of checking accounts, as well as special campaigns for certificates of deposit. The increase from the fourth quarter of 2013 was primarily due to special campaigns for certificates of deposit, as well as higher average checking account balances per customer.

•                 The average interest rate on deposits for the first quarter of 2014 was .22 percent, down six basis points from the first quarter of 2013 and down one basis point from the fourth quarter of 2013. The decrease from the first quarter of 2013 was primarily due to reduced average interest rates on various savings accounts and certificates of deposit.

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Non-interest Expense

Non-interest Expense					Table 6
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q14 vs	1Q14 vs
	2014	2013	2013	4Q13	1Q13
Compensation and employee benefits	$115,089	$108,589	$104,229	6.0%	10.4%
Occupancy and equipment	34,839	35,504	32,875	(1.9)	6.0
FDIC insurance	7,563	7,892	7,710	(4.2)	(1.9)
Operating lease depreciation	6,227	6,009	5,635	3.6	10.5
Advertising and marketing	5,478	3,275	5,732	67.3	(4.4)
Deposit account premiums	418	479	602	(12.7)	(30.6)
Other	41,335	44,162	37,939	(6.4)	9.0
Subtotal	210,949	205,910	194,722	2.4	8.3
Branch realignment	-	8,869	-	(100.0)	-
Foreclosed real estate and repossessed assets, net	6,068	6,066	10,167	-	(40.3)
Other credit costs, net	119	(376)	(837)	N.M.	N.M.
Total non-interest expense	$217,136	$220,469	$204,052	(1.5)	6.4

N.M. Not meaningful.

•                 Compensation and employee benefits expense increased $10.9 million, or 10.4 percent, from the first quarter of 2013 and increased $6.5 million, or 6 percent, from the fourth quarter of 2013. The increases from both periods were primarily due to increased staff levels to support the growth of auto finance and risk management, and expenses related to higher incentives based on production results. The increase from the fourth quarter of 2013 was also due to the seasonality of payroll taxes.

•                 Foreclosed real estate and repossessed assets expense decreased $4.1 million, or 40.3 percent, from the first quarter of 2013 and remained relatively flat compared to the fourth quarter of 2013. The decrease from the first quarter of 2013 was driven by accelerated expenses in the first quarter of 2013 related to a portfolio sale of consumer properties, a reduction in write-downs in balances of existing foreclosed real estate properties as a result of improved real estate property values, and improved exit values on consumer real estate.

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Capital

Capital Information				Table 7
At period end
(Dollars in thousands, except per-share data)	1Q		4Q
	2014		2013
Total equity	$2,021,825		$1,964,759
Book value per common share	$10.46		$10.23
Tangible book value per common share (1)	$9.06		$8.83
Tangible common equity to tangible assets (1)	8.13%		8.03%

Risk-based capital (2)
Tier 1	$1,814,561	11.37%	$1,763,682	11.41%
Total	2,139,901	13.41	2,107,981	13.64

Tier 1 leverage capital	$1,814,561	9.84%	$1,763,682	9.71%

Tier 1 common capital (3)	$1,530,037	9.59%	$1,488,651	9.63%

(1)	Excludes the impact of preferred shares, goodwill and other intangibles (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).
(2)	The Company’s capital ratios continue to be in excess of “well-capitalized” regulatory benchmarks.
(3)	Excludes the effect of preferred shares and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).

•                 On April 21, 2014, TCF’s Board of Directors declared a regular quarterly cash dividend of 5 cents per common share, payable on June 2, 2014, to stockholders of record at the close of business on May 15, 2014. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on June 2, 2014, to stockholders of record at the close of business on May 15, 2014.

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Webcast Information

A live webcast of TCF’s conference call to discuss the first quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on April 22, 2014 at 8:00 a.m. CT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of March 31, 2014, TCF had $18.8 billion in total assets and 381 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in 48 states. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks.  Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in value of assets such as interest-only strips that arise in connection with TCF’s loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws, use by municipalities of eminent domain on underwater mortgages, or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

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Earnings/Capital Risks and Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; regulatory actions or changes in customer opt-in preferences with respect to overdraft, which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Supermarket Branching Risk; Growth Risks.  Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through programs or new opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices; the effect of interchange rate litigation against the Federal Reserve on debit card interchange fees; and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended March 31,		Change
	2014	2013	$	%
Interest income:
Loans and leases	$202,537	$204,905	$(2,368)	(1.2)%
Securities available for sale	3,163	4,795	(1,632)	(34.0)
Securities held to maturity	964	64	900	N.M.
Investments and other	7,963	5,786	2,177	37.6
Total interest income	214,627	215,550	(923)	(.4)
Interest expense:
Deposits	8,037	9,681	(1,644)	(17.0)
Borrowings	5,316	6,778	(1,462)	(21.6)
Total interest expense	13,353	16,459	(3,106)	(18.9)
Net interest income	201,274	199,091	2,183	1.1
Provision for credit losses	14,492	38,383	(23,891)	(62.2)
Net interest income after provision for credit losses	186,782	160,708	26,074	16.2
Non-interest income:
Fees and service charges	36,619	39,323	(2,704)	(6.9)
Card revenue	12,250	12,417	(167)	(1.3)
ATM revenue	5,319	5,505	(186)	(3.4)
Subtotal	54,188	57,245	(3,057)	(5.3)
Leasing and equipment finance	22,288	16,460	5,828	35.4
Gains on sales of auto loans, net	8,470	7,146	1,324	18.5
Gains on sales of consumer real estate loans, net	11,706	8,126	3,580	44.1
Other	6,381	3,726	2,655	71.3
Fees and other revenue	103,033	92,703	10,330	11.1
Gains on securities, net	374	-	374	N.M.
Total non-interest income	103,407	92,703	10,704	11.5
Non-interest expense:
Compensation and employee benefits	115,089	104,229	10,860	10.4
Occupancy and equipment	34,839	32,875	1,964	6.0
FDIC insurance	7,563	7,710	(147)	(1.9)
Operating lease depreciation	6,227	5,635	592	10.5
Advertising and marketing	5,478	5,732	(254)	(4.4)
Deposit account premiums	418	602	(184)	(30.6)
Other	41,335	37,939	3,396	9.0
Subtotal	210,949	194,722	16,227	8.3
Foreclosed real estate and repossessed assets, net	6,068	10,167	(4,099)	(40.3)
Other credit costs, net	119	(837)	956	N.M.
Total non-interest expense	217,136	204,052	13,084	6.4
Income before income tax expense	73,053	49,359	23,694	48.0
Income tax expense	26,579	17,559	9,020	51.4
Income after income tax expense	46,474	31,800	14,674	46.1
Income attributable to non-controlling interest	1,717	1,826	(109)	(6.0)
Net income attributable to TCF Financial Corporation	44,757	29,974	14,783	49.3
Preferred stock dividends	4,847	4,524	323	7.1
Net income available to common stockholders	$39,910	$25,450	$14,460	56.8

Net income per common share:
Basic	$.25	$.16	$.09	56.3%
Diluted	.24	.16	.08	50.0

Dividends declared per common share	$.05	$.05	$-	-%

Average common and common equivalent shares outstanding (in thousands):
Basic	162,767	160,390	2,377	1.5%
Diluted	163,267	161,140	2,127	1.3

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,		Change
	2014	2013	$	%
Net income attributable to TCF Financial Corporation	$44,757	$29,974	$14,783	49.3%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	11,492	(13,829)	25,321	N.M.
Reclassification of losses to net income	197	-	197	N.M.
Foreign currency hedge:
Unrealized gains arising during the period	1,210	537	673	125.3
Foreign currency translation adjustment:
Unrealized losses arising during the period	(1,376)	(622)	(754)	(121.2)
Recognized postretirement prior service cost and transition obligation:
Net actuarial losses arising during the period	(12)	(12)	-	-
Income tax (expense) benefit	(4,854)	5,019	(9,873)	N.M.
Total other comprehensive income (loss)	6,657	(8,907)	15,564	N.M.
Comprehensive income	$51,414	$21,067	$30,347	144.0

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Mar. 31,	At Dec. 31,	Change
	2014	2013	$	%
ASSETS
Cash and due from banks	$866,931	$915,076	$(48,145)	(5.3)%
Investments	94,415	94,326	89.1
Securities held to maturity	216,868	19,912	196,956	N.M .
Securities available for sale	391,882	551,064	(159,182)	(28.9)
Loans and leases held for sale	114,886	79,768	35,118	44.0
Loans and leases:
Consumer real estate:
First mortgage lien	3,668,245	3,766,421	(98,176)	(2.6)
Junior lien	2,407,286	2,572,905	(165,619)	(6.4)
Total consumer real estate	6,075,531	6,339,326	(263,795)	(4.2)
Commercial	3,136,421	3,148,352	(11,931)	(.4)
Leasing and equipment finance	3,456,759	3,428,755	28,004.8
Inventory finance	2,123,808	1,664,377	459,431	27.6
Auto finance	1,400,527	1,239,386	161,141	13.0
Other loans and leases	22,550	26,743	(4,193)	(15.7)
Total loans and leases	16,215,596	15,846,939	368,657	2.3
Allowance for loan and lease losses	(247,046)	(252,230)	5,184	2.1
Net loans and leases	15,968,550	15,594,709	373,841	2.4
Premises and equipment, net	440,840	437,602	3,238.7
Goodwill	225,640	225,640	-	-
Other assets	440,515	461,743	(21,228)	(4.6)
Total assets	$18,760,527	$18,379,840	$380,687	2.1

LIABILITIES AND EQUITY
Deposits:
Checking	$5,234,092	$4,980,451	$253,641	5.1
Savings	6,145,676	6,194,003	(48,327)	(.8)
Money market	810,148	831,910	(21,762)	(2.6)
Subtotal	12,189,916	12,006,364	183,552	1.5
Certificates of deposit	2,611,589	2,426,412	185,177	7.6
Total deposits	14,801,505	14,432,776	368,729	2.6
Short-term borrowings	180,583	4,918	175,665	N.M .
Long-term borrowings	1,269,698	1,483,325	(213,627)	(14.4)
Total borrowings	1,450,281	1,488,243	(37,962)	(2.6)
Accrued expenses and other liabilities	486,916	494,062	(7,146)	(1.4)
Total liabilities	16,738,702	16,415,081	323,621	2.0
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; and 4,006,900 shares issued	263,240	263,240	-	-
Common stock, par value $.01 per share, 280,000,000 shares authorized; 166,170,236 and 165,164,861 shares issued, respectively	1,662	1,652	10.6
Additional paid-in capital	797,418	779,641	17,777	2.3
Retained earnings, subject to certain restrictions	1,009,611	977,846	31,765	3.2
Accumulated other comprehensive loss	(20,556)	(27,213)	6,657	24.5
Treasury stock at cost, 42,566 shares, and other	(50,834)	(42,198)	(8,636)	(20.5)
Total TCF Financial Corporation stockholders’ equity	2,000,541	1,952,968	47,573	2.4
Non-controlling interest in subsidiaries	21,284	11,791	9,493	80.5
Total equity	2,021,825	1,964,759	57,066	2.9
Total liabilities and equity	$18,760,527	$18,379,840	$380,687	2.1

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2014	2013	2013	2013	2013	2013		2013
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$20,051	$20,894	$23,576	$66,876	$66,164	$(843)		$(46,113)
Junior lien	4,049	3,532	3,822	8,022	9,674	517		(5,625)
Total consumer real estate	24,100	24,426	27,398	74,898	75,838	(326)		(51,738)
Commercial	1,905	1,430	7,201	1,679	906	475		999
Leasing and equipment finance	2,864	2,401	2,539	1,840	2,067	463		797
Inventory finance	212	50	71	33	156	162		56
Auto finance	1,554	1,877	1,429	868	563	(323)		991
Other	3	10	-	26	-	(7)		3
Subtotal	30,638	30,194	38,638	79,344	79,530	444		(48,892)
Acquired portfolios	240	458	334	627	578	(218)		(338)
Total delinquencies	$30,878	$30,652	$38,972	$79,971	$80,108	$226		$(49,230)

Delinquency Data - % of Portfolio (1)
60 days or more:
Consumer real estate
First mortgage lien	.57%	.58%	.64%	1.74%	1.67%	(1)	bps	(110)	bps
Junior lien	.17	.14	.15	.34	.43	3		(26)
Total consumer real estate	.41	.40	.44	1.21	1.22	1		(81)
Commercial	.06	.05	.23	.05	.03	1		3
Leasing and equipment finance	.08	.07	.08	.06	.07	1		1
Inventory finance	.01	-	-	-	.01	1		-
Auto finance	.11	.15	.13	.10	.08	(4)		3
Other	.01	.04	-	.11	-	(3)		1
Subtotal	.19	.19	.25	.52	.53	-		(34)
Acquired portfolios	1.38	1.64	.80	.99	.65	(26)		73
Total delinquencies	.19	.20	.25	.52	.52	(1)		(33)

(1) Excludes non-accrual loans and leases.

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2014	2013	2013	2013	2013	2013		2013
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$176,841	$180,811	$170,306	$132,586	$186,218	$(3,970)		$(9,377)
Junior lien	39,222	38,222	35,732	30,744	33,907	1,000		5,315
Total consumer real estate	216,063	219,033	206,038	163,330	220,125	(2,970)		(4,062)
Commercial	35,209	40,539	62,273	102,103	108,505	(5,330)		(73,296)
Leasing and equipment finance	13,908	14,041	11,820	11,103	11,695	(133)		2,213
Inventory finance	307	2,529	1,802	1,008	1,480	(2,222)		(1,173)
Auto finance	856	470	212	118	106	386		750
Other	336	410	728	809	1,477	(74)		(1,141)
Total non-accrual loans and leases	$266,679	$277,022	$282,873	$278,471	$343,388	$(10,343)		$(76,709)

Non-accrual loans and leases - rollforward:
Balance, beginning of period	$277,022	$282,873	$278,471	$343,388	$379,457	$(5,851)		$(102,435)
Additions	54,432	71,513	93,337	41,549	56,712	(17,081)		(2,280)
Charge-offs	(15,323)	(25,195)	(10,225)	(12,780)	(23,773)	9,872		8,450
Transfers to other assets	(15,609)	(23,085)	(23,810)	(16,014)	(20,087)	7,476		4,478
Return to accrual status	(16,334)	(13,085)	(16,218)	(21,360)	(34,692)	(3,249)		18,358
Payments received	(17,925)	(13,331)	(40,319)	(16,977)	(15,399)	(4,594)		(2,526)
Sales	-	(3,602)	-	(40,461)	(133)	3,602		133
Other, net	416	934	1,637	1,126	1,303	(518)		(887)
Balance, end of period	$266,679	$277,022	$282,873	$278,471	$343,388	$(10,343)		$(76,709)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

						Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013	2013	2013	2013	2013
Other Real Estate Owned
Other real estate owned:(1)
Consumer real estate	$43,149	$47,637	$48,910	$44,759	$46,404	$(4,488)	$(3,255)
Commercial real estate	20,299	21,237	16,669	21,473	25,359	(938)	(5,060)
Total other real estate owned	$63,448	$68,874	$65,579	$66,232	$71,763	$(5,426)	$(8,315)

Other real estate owned - rollforward:
Balance, beginning of period	$68,874	$65,579	$66,232	$71,763	$96,978	$3,295	$(28,104)
Transferred in	14,160	21,045	23,339	16,503	20,855	(6,885)	(6,695)
Sales	(17,526)	(15,939)	(22,683)	(17,895)	(40,456)	(1,587)	22,930
Writedowns	(3,147)	(3,496)	(2,197)	(4,270)	(5,294)	349	2,147
Other, net	1,087	1,685	888	131	(320)	(598)	1,407
Balance, end of period	$63,448	$68,874	$65,579	$66,232	$71,763	$(5,426)	$(8,315)

Ending number of properties owned:
Consumer real estate	277	336	327	246	224	(59)	53
Commercial real estate	16	18	18	20	18	(2)	(2)
Total	293	354	345	266	242	(61)	51

(1) Includes properties owned and foreclosed properties subject to redemption.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At March 31, 2014		At December 31, 2013		At March 31, 2013		Change from
		% of		% of		% of	Dec. 31,		Mar. 31,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2013		2013
Consumer real estate	$169,367	2.79%	$176,030	2.78%	$182,687	2.85%	1	bps	(6)	bps
Commercial	36,062	1.15	37,467	1.19	48,556	1.46	(4)		(31)
Leasing and equipment finance	18,623.54		18,733.55		17,541.55		(1)		(1)
Inventory finance	10,309.49		8,592.52		8,788.46		(3)		3
Auto finance	12,062.86		10,623.86		5,390.75		-		11
Other	623	2.76	785	2.94	634	2.67	(18)		9
Total	$247,046	1.52	$252,230	1.59	$263,596	1.69	(7)		(17)

Net Charge-Offs

						Change from
	Quarter Ended					Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013	2013	2013	2013	2013
Consumer real estate
First mortgage lien	$9,678	$10,545	$12,770	$15,084	$19,907	$(867)	$(10,229)
Junior lien	3,025	5,901	5,474	8,642	10,540	(2,876)	(7,515)
Total consumer real estate	12,703	16,446	18,244	23,726	30,447	(3,743)	(17,744)
Commercial	1,510	9,363	6,513	2,449	7,849	(7,853)	(6,339)
Leasing and equipment finance	749	1,197	658	244	1,210	(448)	(461)
Inventory finance	(134)	341	86	(14)	355	(475)	(489)
Auto finance	2,276	1,976	1,122	765	836	300	1,440
Other	312	774	993	524	307	(462)	5
Total	$17,416	$30,097	$27,616	$27,694	$41,004	$(12,681)	$(23,588)

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended (1)					Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2014	2013	2013	2013	2013	2013		2013
Consumer real estate
First mortgage lien	1.04%	1.11%	1.30%	1.48%	1.90%	(7)	bps	(86)	bps
Junior lien	.46	.91	.88	1.46	1.78	(45)		(132)
Total consumer real estate	.80	1.03	1.14	1.48	1.86	(23)		(106)
Commercial	.19	1.21	.79	.29	.94	(102)		(75)
Leasing and equipment finance	.09	.14	.08	.03	.15	(5)		(6)
Inventory finance	(.03)	.08	.02	-	.08	(11)		(11)
Auto finance	.69	.68	.46	.37	.50	1		19
Other	N.M.	N.M.	N.M.	16.05	9.01	N.M.		N.M.
Total	.43	.76	.71	.70	1.06	(33)		(63)

(1) Annualized.

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014			2013
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1) (2)	Balance	Interest	Rates (1) (2)
ASSETS:
Investments and other	$620,718	$3,985	2.60%	$809,768	$3,182	1.59%
Securities held to maturity	142,181	964	2.71	5,652	64	4.53
Securities available for sale:
U.S. Government sponsored entities:
Mortgage-backed securities, fixed rate	467,747	3,163	2.70	674,860	4,794	2.84
U.S. Treasury securities	-	-	-	900	-	.07
Other securities	80	-	2.47	106	1	2.49
Total securities available for sale (3)	467,827	3,163	2.70	675,866	4,795	2.84
Loans and leases held for sale	195,871	3,978	8.24	154,766	2,604	6.82
Loans and leases:
Consumer real estate:
Fixed-rate	3,498,832	48,532	5.62	3,916,709	57,058	5.91
Variable-rate	2,828,980	35,816	5.13	2,639,717	33,082	5.08
Total consumer real estate	6,327,812	84,348	5.41	6,556,426	90,140	5.58
Commercial:
Fixed-rate	1,559,991	19,496	5.07	1,900,563	25,185	5.37
Variable- and adjustable-rate	1,562,075	16,178	4.20	1,445,217	14,883	4.18
Total commercial	3,122,066	35,674	4.63	3,345,780	40,068	4.86
Leasing and equipment finance	3,434,691	40,779	4.75	3,199,499	40,913	5.11
Inventory finance	1,862,745	27,469	5.98	1,686,364	25,605	6.16
Auto finance	1,327,232	14,787	4.52	670,096	8,642	5.23
Other	13,273	242	7.41	13,641	276	8.19
Total loans and leases (4)	16,087,819	203,299	5.11	15,471,806	205,644	5.38
Total interest-earning assets	17,514,416	215,389	4.97	17,117,858	216,289	5.11
Other assets (5)	1,094,923			1,126,694
Total assets	$18,609,339			$18,244,552
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,537,066			$1,426,314
Small business	771,825			744,168
Commercial and custodial	386,927			329,992
Total non-interest bearing deposits	2,695,818			2,500,474
Interest-bearing deposits:
Checking	2,343,095	261.05		2,308,263	497.09
Savings	6,120,155	2,529.17		6,090,427	3,369.22
Money market	819,312	575.28		815,374	630.31
Subtotal	9,282,562	3,365.15		9,214,064	4,496.20
Certificates of deposit	2,543,345	4,672.74		2,323,267	5,185.90
Total interest-bearing deposits	11,825,907	8,037.28		11,537,331	9,681.34
Total deposits	14,521,725	8,037.22		14,037,805	9,681.28
Borrowings:
Short-term borrowings	97,996	80.33		8,631	8.40
Long-term borrowings	1,494,095	5,236	1.41	1,927,139	6,770	1.41
Total borrowings	1,592,091	5,316	1.34	1,935,770	6,778	1.41
Total interest-bearing liabilities	13,417,998	13,353.40		13,473,101	16,459.49
Total deposits and borrowings	16,113,816	13,353.33		15,973,575	16,459.42
Other liabilities	508,689			390,825
Total liabilities	16,622,505			16,364,400
Total TCF Financial Corp. stockholders’ equity	1,971,264			1,863,393
Non-controlling interest in subsidiaries	15,570			16,759
Total equity	1,986,834			1,880,152
Total liabilities and equity	$18,609,339			$18,244,552
Net interest income and margin		$202,036	4.66		$199,830	4.72

(1)  Annualized.

(2)  Interest and yields are presented on a fully tax-equivalent basis.

(3)  Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)  Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5)  Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2014	2013	2013	2013	2013
Interest income:
Loans and leases	$202,537	$204,042	$203,879	$206,675	$204,905
Securities available for sale	3,163	4,194	4,448	4,637	4,795
Securities held to maturity	964	94	57	62	64
Investments and other	7,963	7,599	7,069	6,234	5,786
Total interest income	214,627	215,929	215,453	217,608	215,550
Interest expense:
Deposits	8,037	8,428	9,644	8,851	9,681
Borrowings	5,316	5,639	6,182	6,713	6,778
Total interest expense	13,353	14,067	15,826	15,564	16,459
Net interest income	201,274	201,862	199,627	202,044	199,091
Provision for credit losses	14,492	22,792	24,602	32,591	38,383
Net interest income after provision for credit losses	186,782	179,070	175,025	169,453	160,708
Non-interest income:
Fees and service charges	36,619	43,254	42,457	41,572	39,323
Card revenue	12,250	13,066	13,167	13,270	12,417
ATM revenue	5,319	5,382	5,941	5,828	5,505
Subtotal	54,188	61,702	61,565	60,670	57,245
Leasing and equipment finance	22,288	23,624	29,079	22,874	16,460
Gains on sales of auto loans, net	8,470	7,278	7,140	8,135	7,146
Gains on sales of consumer real estate loans, net	11,706	5,345	4,152	4,069	8,126
Other	6,381	6,419	4,304	4,035	3,726
Fees and other revenue	103,033	104,368	106,240	99,783	92,703
Gains (losses) on securities, net	374	1,044	(80)	-	-
Total non-interest income	103,407	105,412	106,160	99,783	92,703
Non-interest expense:
Compensation and employee benefits	115,089	108,589	110,833	105,537	104,229
Occupancy and equipment	34,839	35,504	33,253	33,062	32,875
FDIC insurance	7,563	7,892	8,102	8,362	7,710
Operating lease depreciation	6,227	6,009	6,706	6,150	5,635
Advertising and marketing	5,478	3,275	4,593	5,532	5,732
Deposit account premiums	418	479	664	600	602
Other	41,335	44,162	43,730	41,946	37,939
Subtotal	210,949	205,910	207,881	201,189	194,722
Branch realignment	-	8,869	-	-	-
Foreclosed real estate and repossessed assets, net	6,068	6,066	4,162	7,555	10,167
Other credit costs, net	119	(376)	189	(228)	(837)
Total non-interest expense	217,136	220,469	212,232	208,516	204,052
Income before income tax expense	73,053	64,013	68,953	60,720	49,359
Income tax expense	26,579	22,791	24,551	19,444	17,559
Income after income tax expense	46,474	41,222	44,402	41,276	31,800
Income attributable to non-controlling interest	1,717	1,227	1,607	2,372	1,826
Net income attributable to TCF Financial Corporation	44,757	39,995	42,795	38,904	29,974
Preferred stock dividends	4,847	4,847	4,847	4,847	4,524
Net income available to common stockholders	$39,910	$35,148	$37,948	$34,057	$25,450

Net income per common share:
Basic	$.25	$.22	$.24	$.21	$.16
Diluted	.24	.22	.23	.21	.16

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial highlights:
Pre-tax pre-provision profit(1)	$87,545	$86,805	$93,555	$93,311	$87,742
Return on average assets(2)	1.00%	.90%	.97%	.90%	.70%
Return on average common equity(2)	9.35	8.39	9.28	8.39	6.36
Net interest margin(2)	4.66	4.67	4.62	4.72	4.72

(1) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(2) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2014	2013	2013	2013	2013
ASSETS
Cash and due from banks	$780,253	$832,833	$1,031,785	$871,288	$945,928
Investments	98,561	94,825	101,875	114,863	116,362
Securities held to maturity	141,650	10,178	5,518	5,564	5,652
Securities available for sale:
U.S. Government sponsored entities:
Mortgage-backed securities	470,330	622,146	642,322	655,795	676,296
U.S. Treasury securities	-	-	-	494	900
Other securities	2,162	2,812	2,675	2,575	2,400
Total securities available for sale	472,492	624,958	644,997	658,864	679,596
Loans and leases held for sale	195,871	193,164	156,593	116,390	154,766
Loans and leases:
Consumer real estate:
Fixed-rate	3,498,832	3,584,072	3,678,665	3,809,066	3,916,709
Variable-rate	2,828,980	2,828,110	2,723,947	2,621,619	2,639,717
Total consumer real estate	6,327,812	6,412,182	6,402,612	6,430,685	6,556,426
Commercial:
Fixed-rate	1,559,991	1,592,418	1,765,172	1,833,144	1,900,563
Variable- and adjustable-rate	1,562,075	1,496,106	1,517,708	1,503,262	1,445,217
Total commercial	3,122,066	3,088,524	3,282,880	3,336,406	3,345,780
Leasing and equipment finance	3,434,691	3,342,182	3,261,638	3,236,799	3,199,499
Inventory finance	1,862,745	1,734,286	1,637,538	1,875,810	1,686,364
Auto finance	1,327,232	1,157,586	973,418	823,102	670,096
Other	13,273	13,369	12,299	13,060	13,641
Total loans and leases	16,087,819	15,748,129	15,570,385	15,715,862	15,471,806
Allowance for loan and lease losses	(251,670)	(256,953)	(263,228)	(264,403)	(265,392)
Net loans and leases	15,836,149	15,491,176	15,307,157	15,451,459	15,206,414
Premises and equipment, net	439,050	438,824	439,307	440,383	440,437
Goodwill	225,640	225,640	225,640	225,640	225,640
Other assets	419,673	403,340	389,728	448,647	469,757
Total assets	$18,609,339	$18,314,938	$18,302,600	$18,333,098	$18,244,552

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,537,066	$1,430,998	$1,435,958	$1,476,173	$1,426,314
Small business	771,825	812,394	777,538	752,395	744,168
Commercial and custodial	386,927	377,568	347,971	326,773	329,992
Total non-interest bearing deposits	2,695,818	2,620,960	2,561,467	2,555,341	2,500,474
Interest-bearing deposits:
Checking	2,343,095	2,303,416	2,292,133	2,351,652	2,308,263
Savings	6,120,155	6,197,411	6,238,462	6,059,640	6,090,427
Money market	819,312	845,562	822,094	791,859	815,374
Subtotal	9,282,562	9,346,389	9,352,689	9,203,151	9,214,064
Certificates of deposit	2,543,345	2,392,896	2,401,811	2,360,881	2,323,267
Total interest-bearing deposits	11,825,907	11,739,285	11,754,500	11,564,032	11,537,331
Total deposits	14,521,725	14,360,245	14,315,967	14,119,373	14,037,805
Borrowings:
Short-term borrowings	97,996	8,333	6,545	7,314	8,631
Long-term borrowings	1,494,095	1,486,189	1,609,211	1,879,576	1,927,139
Total borrowings	1,592,091	1,494,522	1,615,756	1,886,890	1,935,770
Accrued expenses and other liabilities	508,689	508,253	455,911	420,398	390,825
Total liabilities	16,622,505	16,363,020	16,387,634	16,426,661	16,364,400
Equity:
Preferred stock	263,240	263,240	263,240	263,240	263,240
Common stock	1,655	1,650	1,646	1,642	1,637
Additional paid-in capital	783,803	775,432	767,630	760,256	753,583
Retained earnings, subject to certain restrictions	986,196	960,852	931,979	903,300	880,582
Accumulated other comprehensive (loss) income	(21,336)	(20,717)	(23,757)	(758)	5,624
Treasury stock at cost and other	(42,294)	(41,811)	(41,456)	(41,542)	(41,273)
Total TCF Financial Corporation stockholders’ equity	1,971,264	1,938,646	1,899,282	1,886,138	1,863,393
Non-controlling interest in subsidiaries	15,570	13,272	15,684	20,299	16,759
Total equity	1,986,834	1,951,918	1,914,966	1,906,437	1,880,152
Total liabilities and equity	$18,609,339	$18,314,938	$18,302,600	$18,333,098	$18,244,552

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2014	2013	2013	2013	2013
ASSETS

Investments and other	2.60%	2.43%	1.87%	2.03%	1.59%
Securities held to maturity	2.71	3.66	4.15	4.47	4.53
Securities available for sale:
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2.70	2.68	2.79	2.83	2.84
U.S. Treasury securities	-	-	-	.07	.07
Other securities	2.47	2.50	2.04	2.54	2.49
Total securities available for sale(3)	2.70	2.68	2.79	2.83	2.84
Loans and leases held for sale	8.24	7.28	7.51	8.74	6.82
Loans and leases:
Consumer real estate:
Fixed-rate	5.62	5.73	5.73	5.89	5.91
Variable-rate	5.13	5.13	5.10	5.13	5.08
Total consumer real estate	5.41	5.46	5.46	5.58	5.58
Commercial:
Fixed-rate	5.07	5.16	5.36	5.25	5.37
Variable- and adjustable-rate	4.20	4.12	4.12	4.16	4.18
Total commercial	4.63	4.65	4.79	4.76	4.86
Leasing and equipment finance	4.75	4.89	4.94	4.94	5.11
Inventory finance	5.98	5.85	6.01	5.96	6.16
Auto finance	4.52	4.64	4.70	4.97	5.23
Other	7.41	7.78	8.34	8.10	8.19
Total loans and leases	5.11	5.17	5.22	5.29	5.38

Total interest-earning assets	4.97	4.99	4.98	5.08	5.11

LIABILITIES

Interest-bearing deposits:
Checking	.05	.05	.06	.06	.09
Savings	.17	.17	.23	.18	.22
Money market	.28	.29	.28	.28	.31
Subtotal	.15	.15	.19	.16	.20
Certificates of deposit	.74	.80	.85	.87	.90
Total interest-bearing deposits	.28	.28	.33	.31	.34
Total deposits	.22	.23	.27	.25	.28
Borrowings:
Short-term borrowings	.33	.96	.59	.44	.40
Long-term borrowings	1.41	1.51	1.53	1.43	1.41
Total borrowings	1.34	1.50	1.52	1.42	1.41

Total interest-bearing liabilities	.40	.42	.47	.46	.49

Net interest margin	4.66	4.67	4.62	4.72	4.72

(1)  Annualized.

(2)  Yields are presented on a fully tax-equivalent basis.

(3)  Average yields of securities available for sale are based upon the historical amortized cost and exclude equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Mar. 31,	At Dec. 31,
	2014	2013
Computation of tangible common equity to tangible assets:
Total equity	$2,021,825	$1,964,759
Less: Non-controlling interest in subsidiaries	21,284	11,791
Total TCF Financial Corporation stockholders’ equity	2,000,541	1,952,968
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	5,905	6,326
Tangible common equity	$1,505,756	$1,457,762

Total assets	$18,760,527	$18,379,840
Less:
Goodwill	225,640	225,640
Other intangibles	5,905	6,326
Tangible assets	$18,528,982	$18,147,874

Tangible common equity to tangible assets	8.13%	8.03%

	At Mar. 31,	At Dec. 31,
	2014	2013
Computation of tangible book value per common share:
Tangible common equity	$1,505,756	$1,457,762
Common shares outstanding	166,127,670	165,122,295

Tangible book value per common share	$9.06	$8.83

	At Mar. 31,	At Dec. 31,
	2014	2013
Computation of Tier 1 common capital ratio:
Total Tier 1 capital	$1,814,561	$1,763,682
Total risk-weighted assets	15,959,457	15,455,706
Total Tier 1 risk-based capital ratio	11.37%	11.41%

Computation of Tier 1 common capital ratio:
Total Tier 1 capital	$1,814,561	$1,763,682
Less:
Preferred stock	263,240	263,240
Qualifying non-controlling interest in subsidiaries	21,284	11,791
Total Tier 1 common capital	$1,530,037	$1,488,651

Total Tier 1 common capital ratio	9.59%	9.63%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as Tangible Common Equity to Tangible Assets, Tangible Book Value per Common Share and the Tier 1 Common Capital Ratio. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1), CONTINUED

(Dollars in thousands)

(Unaudited)

	Mar. 31	Dec. 31
	2014	2013
Computation of return on average tangible common equity:
Net income available to common shareholders	$39,910	$35,148
Other intangibles amortization, net of tax	265	319
Adjusted net income available to common shareholders	40,175	35,467

Average balances:
Total equity	$1,986,834	$1,951,918
Less: Non-controlling interest in subsidiaries	15,570	13,272
Total TCF Financial Corporation stockholders’ equity	1,971,264	1,938,646
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	6,134	6,591
Tangible average common equity	$1,476,250	$1,443,175

Annualized return on average tangible common equity	10.89%	9.83%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as Return on Average Tangible Common Equity. This measure is a non-GAAP financial measure and is viewed by management as a useful indicator of capital levels available to withstand unexpected market or economic conditions, and also provides investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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